Exhibit 3(a)

DEAN HELLER

Entity Number: 20070367520-12

206 North Carson Street

Carson City, Nevada 89701-4299

Date Filed: 05/29/07 3:30 PM

(775) 684 5708

Website: secretaryofstate.biz

In the office of Dean Heller, Secretary of State

Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

Shade Down Under, Inc.

2.

Resident Agent

Dana Anderson

Name and Street

818 Rising Star Drive, Henderson, Nevada 89014

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

Jordan Causer

Addresses

6910 East 5th Avenue, Scottsdale, Arizona 85251

Of Board of

Nathaniel Allen

Directors/Trustees

6910 East 5th Avenue, Scottsdale, Arizona 85251

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

Dana Anderson

Signed:

/Signed/

And signature of

818 Rising Star Drive, Henderson, Nevada 89014

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/Signed/

  Date

5/29/2007

Resident Agent

Dana Anderson